Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(1)
(Form Type)

HALEON PLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, nominal value £0.01 per share ("Ordinary Shares")	457(r) and 457(c)	790,554,820(1)	$ 4.02(2)	$ 3,178,030,376.40(2)	0.0001476	$ 469,077.28
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 3,178,030,376.40		$ 469,077.28
Total Fees Previously Paid:
		Total Fee Offsets:						$ 469,977.28
		Net Fee Due:						$ 0.00

Offering
Note

(1)	Includes (i) 594,000,000 Ordinary Shares and (ii) 196,554,820 Ordinary Shares represented by 98,277,410 American depositary shares ("ADSs"). ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-265343). Each ADS represents two Ordinary Shares.
(2)	In accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of calculating the registration fee, the Proposed Maximum Offering Price Per Unit is based on the average of the high and low prices for the Registrant's Ordinary Shares represented by ADSs as reported on the New York Stock Exchange on March 18, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Haleon plc	F-1	333-266358	07/28/2022		$ 469,977.28(3)	Equity	Ordinary Shares	3,910,383,736	$ 14,312,004,473.76
Fee Offset Sources	Haleon plc	F-1	333-266358		07/28/2022						$ 1,326,722.81

(3)	Haleon plc ("Haleon") previously filed a registration statement on Form F-1 (File No. 333-266358), initially filed on July 28, 2022 and initially declared effective on August 9, 2022 (the "Prior Registration Statement"), which registered 4,150,383,736 Ordinary Shares (including Ordinary Shares represented by ADSs) for issuance by the selling securityholders identified therein (the "Selling Securityholders" and, together with Haleon, the "Registrants") for a proposed maximum aggregate offering price of $15,200,888,343.08. The Prior Registration Statement was not used, resulting in an unsold aggregate offering amount of $15,200,888,343.08 thereunder, in respect of which Haleon had previously paid $1,326,772.81 in registration fees. This unused amount results in a currently available fee offset of $1,326,772.81, which was carried forward in reliance on Rule 415(a)(6) under the Securities Act to Haleon's shelf registration statement on Form F-3ASR (File No. 333-273103), pursuant to which these securities are being offered. In reliance on Rule 457(p) under the Securities Act, the Registrants are offsetting the entirety of the fees associated with this offering from the filing fee previously paid by Haleon associated with the unsold securities. The Registrants have terminated any offerings that included the unsold securities under the Prior Registration Statement.